Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of L3Harris Technologies, Inc.:
We are aware of the incorporation by reference of our report dated October 27, 2023, relating to the unaudited condensed consolidated interim financial statements of L3Harris Technologies, Inc. that is included in its Form 10-Q for the quarter ended September 29, 2023, in the following Registration Statements of L3Harris Technologies, Inc.:

Form S-3	No. 333-270103	L3Harris Technologies, Inc. Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants
Form S-8	No. 333-268794	L3Harris Technologies, Inc. Retirement Savings Plan
Form S-8	No. 333-232482	L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan; L3 Technologies, Inc. Master Savings Plan; and Aviations Communications & Surveillance Systems 401(k) Plan
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-8	No. 333-207774	L3Harris Technologies, Inc. 2015 Equity Incentive Plan

/s/ Ernst & Young LLP
Orlando, Florida
October 27, 2023